Exhibit 99.1

Cascade Microtech Reports First Quarter 2015 Results

Revenue of $31.7 million

Record Gross Margin of 53.6%

Income from Operations of $2.8 million

GAAP EPS of $0.13 / share

Non-GAAP EPS of $0.15 / share

BEAVERTON, Ore.—(MARKETWIRE) — April 29, 2015 —Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the first quarter ended March 31, 2015.

Financial Summary

Results for the quarter ended March 31, 2015 were as follows:

•	Total revenue of $31.7 million, compared to $36.6 million for Q4 2014 and $33.7 million for Q1 2014.

–	Systems revenue of $17.5 million, a decrease of $3.9 million, or 18.2%, from Q4 2014, and a decrease of $4.0 million, or 18.5%, from Q1 2014.

–	Probes revenue of $14.3 million, a decrease of $1.0 million, or 6.3%, from Q4 2014, and an increase of $2.0 million, or 16.5%, over Q1 2014.

•	Gross margin of 53.6%, up from 53.4% in Q4 2014 and up from 48.3% in Q1 2014.

–	Systems gross margin of 48.6%, up from 48.1% in Q4 2014 and 42.9% in Q1 2014.

–	Probes gross margin of 59.8%, down from 60.8% in Q4 2014 and up from 57.8% in Q1 2014.

•	Income from operations of $2.8 million, a decrease of $1.3 million, or 32.4%, from Q4 2014, and an increase of $0.2 million, or 7.6%, over Q1 2014.

–	Q1 2015 operating income includes restructuring expenses of $0.1 million, compared to $1.2 million in Q4 2014 and no restructuring expenses in Q1 2014.

•	GAAP net income of $2.2 million, or $0.13 per diluted share, compared to $4.3 million, or $0.25 per diluted share, for Q4 2014, and $1.6 million, or $0.10 per diluted share, for Q1 2014.

–	Q1 2015 includes income tax expense of $0.8 million, compared to a benefit of $0.4 million for Q4 2014, and an income tax expense of $0.9 million for Q1 2014.

•	Non-GAAP net income of $0.15 per diluted share, compared to $0.26 per diluted share for Q4 2014, and $0.13 per diluted share for Q1 2014.

•	Depreciation, amortization and stock-based compensation expenses totaled $2.0 million, compared to $2.1 million for Q4 2014, and $2.1 million for Q1 2014.

•	Adjusted EBITDAS of $4.9 million, compared to $7.5 million for Q4 2014, and $4.7 million for Q1 2014.

•	Total cash and investments of $41.0 million, an increase of $1.2 million over Q4 2014.

“Revenue for the first quarter of 2015 was, as predicted, seasonally down and was impacted by the change in foreign exchange rates. Our profitability exceeded expectations due to strong product mix and record gross margins”, said Michael Burger, President and CEO. “We remain very optimistic about the balance of 2015 as our Probes products continue to gain market share and we are seeing acceleration in our Systems business. As stated previously, for 2015 we expect to financially outperform our 2014 results and grow faster than the markets we serve.”

Financial Outlook

For the second quarter of 2015 we are projecting revenue in the range of $34.0 million to $38.0 million, with diluted GAAP earnings per share in the range of $0.12 to $0.17, and non-GAAP earnings per share in the range of $0.14 to $0.20. Our guidance assumes a tax rate of 33%, consistent foreign currency exchange rates and no significant one-time charges.

We will host a conference call beginning at 5:00 p.m. EDT (2:00 p.m. PDT) on Wednesday, April 29, 2015, to discuss our results for the quarter ended March 31, 2015.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com/investors. If you are interested in participating in the call, the live dial-in number is 855-871-8541, or international 720-634-2920, conference ID: 32505266. A replay will be available after 9:00 p.m. EDT at the same internet address. (For a telephone replay available after 9:00 p.m. EDT, dial: 855-859-2056, international: 404-537-3406, conference ID: 32505266).

Forward-Looking Statements

The statements in this release regarding financial results and positioning in our markets in 2015, continuing growth in market share of Probes, a return to historic levels of revenue for Systems and statements under “Financial Outlook” regarding projected revenue, GAAP earnings per share, and non-GAAP earnings per share and assumptions supporting those projections, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts,” and “continue” or other derivations of these or other comparable terms are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; potential delays and other factors affecting the timing of new product introductions; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; potential failure of expected market opportunities to materialize; changes in foreign exchange or tax rates; our ability or delay in integrating acquired businesses; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures, which are defined below and reconciled to GAAP financial measures in a table later in this release:

•	Non-GAAP net income is defined as GAAP net income before certain items (adjustments) such as : restructuring, facility move and project costs, acquisition-related expenses, the amortization of intangibles and discrete tax items that we believe are either not representative of our ongoing operating performance or affect the comparability of results over time. Non-GAAP net income should not be construed as a substitute for net income as defined by GAAP. However, we regard non-GAAP net income as a complement to GAAP net income in assessing our financial performance over time and in the future.

•	Adjusted EBITDAS is defined as income from continuing operations before depreciation and amortization and stock-based compensation and certain other items (adjustments) such as : restructuring, facility move and project costs, and acquisition-related expenses that we believe are not representative of our ongoing operating performance. Adjusted EBITDAS should not be construed as a substitute for net income from continuing operations or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDAS is not defined by GAAP. However, we regard adjusted EBITDAS as a complement to net income from continuing operations and other GAAP financial performance measures, by including an indirect measure of operating cash flow.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in precision contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe cards, advanced thermal subsystems and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information, visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Revenue	$31,742	$36,593	$33,685
Cost of sales	14,720	17,058	17,412

Gross profit	17,022	19,535	16,273

Operating expenses:
Research and development	3,676	3,598	3,241
Selling, general and administrative	10,547	11,797	10,430

	14,223	15,395	13,671

Income from operations	2,799	4,140	2,602

Other income (expense):
Interest income (expense), net	(14)	4	2
Other, net	231	(289)	(69)

	217	(285)	(67)

Income before income taxes	3,016	3,855	2,535

Income tax expense (benefit)	843	(448)	943

Net income	$2,173	$4,303	$1,592

Net income per share:
Basic	$0.13	$0.26	$0.10
Diluted	$0.13	$0.25	$0.10

Shares used in computing net income per share:
Basic	16,523	16,435	16,242
Diluted	17,037	16,955	16,679

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$34,079	$38,107
Marketable securities	6,854	1,626
Restricted cash	54	61
Accounts receivable, net	21,197	20,763
Inventories	24,723	24,642
Deferred income taxes	3,013	3,027
Prepaid expenses and other	4,584	4,454

Total current assets	94,504	92,680

Fixed assets, net	9,196	8,100
Goodwill	11,419	12,823
Purchased intangible assets, net	10,748	12,572
Deferred income taxes	1,573	1,262
Other assets	838	944

	$128,278	$128,381

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,297	$7,505
Deferred revenue	1,750	2,070
Accrued liabilities	7,391	9,505

Total current liabilities	18,438	19,080

Deferred revenue	296	329
Other long-term liabilities	1,624	1,511

Total liabilities	20,358	20,920

Shareholders’ equity:
Common stock	112,292	111,645
Accumulated other comprehensive loss	(5,488)	(3,127)
Retained earnings (accumulated deficit)	1,116	(1,057)

Total shareholders’ equity	107,920	107,461

	$128,278	$128,381

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
Non-GAAP Net Income	March 31, 2015	December 31, 2014	March 31, 2014
GAAP net income	$2,173	$4,303	$1,592

Adjustments to net income:
Restructuring	118	1,178	—
Acquisition and acquisition related	—	—	—
Amortization of intangibles	647	694	785
Income tax effect of non-GAAP adjustments	(253)	(509)	(291)
Discrete tax items	(154)	(1,246)	—

Non-GAAP net income	$2,531	$4,420	$2,086

GAAP net income per diluted share	$0.13	$0.25	$0.10

Non-GAAP net income per diluted share	$0.15	$0.26	$0.13

Shares used in diluted share calculations	17,037	16,955	16,679

	Three Months Ended
EBITDAS and Adjusted EBITDAS	March 31, 2015	December 31, 2014	March 31, 2014
GAAP Income from operations	$2,799	$4,140	$2,602

Adjustments:
Depreciation	750	883	829
Amortization of intangibles	647	694	785
Stock-based compensation	587	564	449

EBITDAS	4,783	6,281	4,665

Adjustments:
Restructuring	118	1,178	—
Acquisition and acquisition related	—	—	—

Adjusted EBITDAS	$4,901	$7,459	$4,665

	Three Months Ending June 30, 2015
	Low Range Guidance	High Range Guidance
Forward-looking non-GAAP net income
GAAP net income	$2,000	$3,000
Adjustments:
Amortization of intangibles	650	650
Income tax effect of non-GAAP adjustments	(215)	(215)

Non-GAAP net income	$2,435	$3,435

GAAP net income per diluted share	$0.12	$0.17

Non-GAAP net income per diluted share	$0.14	$0.20

Shares used in diluted share calculations	17,150	17,150